UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 20, 2016
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting. On April 20, 2016, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)
Election of Directors. Shareholders elected the following nominees as directors, constituting the entire Board of Directors, by the votes indicated below. Each nominee received over 99% of the votes cast “FOR” his or her election as a director. There were 20,832,625 broker non-votes.

Nominee	For	Against	Abstain
Luanne Calvert	179,729,796	341,337	208,980
Raymond P. Davis	179,554,657	501,648	223,808
Peggy Y. Fowler	179,683,200	404,384	190,093
Stephen M. Gambee	179,677,382	370,625	232,105
James S. Greene	179,348,263	722,471	209,378
Luis F. Machuca	179,349,244	718,065	210,369
Maria Pope	179,407,142	672,846	200,125
John Schultz	179,698,068	370,080	211,965
Susan F. Stevens	179,744,927	329,373	203,378
Hilliard C. Terry, III	179,694,365	378,417	207,330
Bryan L. Timm	179,031,474	1,043,423	205,216

At the annual meeting, shareholders also voted on the following matters:

2013 Incentive Plan Amendment. Shareholders approved the proposal to add eight million shares to the 2013 Incentive Plan by the following vote:

	Votes	% of Voted
For	169,743,719	94.16
Against	3,846,018	2.13
Abstain	6,690,376	3.71
Broker Non-Votes	20,832,625	N/A

Ratification of Independent Registered Public Accounting Firm. Shareholders approved the non-binding proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the following vote:

	Voted	% of Voted
For	199,484,497	99.19
Against	1,237,247	0.62
Abstain	390,993	0.19
“Say-on-Pay”. Shareholders approved on a non-binding basis, the Company’s executive compensation, as described in the proxy statement, by the following vote:

	Voted	% of Voted
For	173,299,563	96.13
Against	6,022,902	3.34
Abstain	955,213	0.53
Broker non-votes	20,832,625	N/A

With respect to nominees Peggy Fowler, Luis Machuca and Susan Stevens, and the Say on Pay proposal, there were 2,435 uncast broker votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 21, 2016	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President/General Counsel Secretary